Exhibit 10.1

Execution Version

RECEIVABLES SALE AGREEMENT Dated as of October 3, 2016 by and among SENSIENT NATURAL INGREDIENTS LLC and SENSIENT COLORS LLC, as the Originators, and SENSIENT RECEIVABLES LLC, as the Buyer

Receivables Sale Agreement

Receivables Sale Agreement

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Section 7.11.	Patriot Act.	22
Section 7.12.	Amounts to be paid by Buyer.	22

Exhibits

Exhibit I	Definitions
Exhibit II	Jurisdiction of Organization; Principal Place of Business; Chief Executive Office and Location(s) of Records; Federal Employer Identification Number; Other/Prior Names
Exhibit III	Form of Subordinated Note

Schedules

Schedule A	Documents to be Delivered to Buyer on or Prior to the Closing Date

Receivables Sale Agreement

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RECEIVABLES SALE AGREEMENT

THIS RECEIVABLES SALE AGREEMENT, dated as of October 3, 2016 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is by and among Sensient Natural Ingredients LLC, a Delaware limited liability company (“SNI”), and Sensient Colors LLC, a Delaware limited liability company (“Colors”, and together with SNI, the “Originators”), and Sensient Receivables LLC, a Delaware limited liability company (the “Buyer”).  Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I attached hereto (or, if not defined in Exhibit I attached hereto, the meanings assigned to such terms in Exhibit I to the Purchase Agreement).

PRELIMINARY STATEMENTS

The Originators now own, and from time to time hereafter will own, certain Receivables.  Upon the terms and conditions hereinafter set forth, from and after the Closing Date, (i) each of the Originators wishes to sell and assign to the Buyer, and the Buyer wishes to purchase from such Originator all of such Originator’s right, title and interest in and to all of its existing and future Receivables other than Contributed Receivables (the “Purchased Receivables”), together with the Related Security and Collections with respect thereto and all proceeds of the foregoing (the “Purchased Receivables Assets”), and (ii) Colors wishes to contribute to the Buyer’s capital all of Colors’ right, title and interest in and to its existing and future Contributed Receivables (hereinafter defined), together with the Related Security and Collections with respect thereto and all proceeds of the foregoing, and the Buyer wishes to accept such capital contributions (collectively, the “Contributed Receivables Assets” and, together with the Purchased Receivables Assets, the “Receivables Assets”).

Each Originator and the Buyer intend the transactions contemplated hereby to be true sales (and, solely in the case of any contribution by Colors referenced in clause (a)(ii) of the immediately preceding paragraph, true contributions) of the Receivables Assets from the Originators to the Buyer, providing the Buyer with the full benefits of ownership of the Receivables Assets, and neither of the Originators and the Buyer intend these transactions to be, or for any purpose to be characterized as, loans from the Buyer to any Originator secured by the Receivables Assets.

Immediately following its acquisition of the Receivables Assets from the Originators, the Buyer will sell them to Wells Fargo Bank, National Association (“Wells” or the “Purchaser”) pursuant to that certain Receivables Purchase Agreement dated as of October 3, 2016 (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Purchase Agreement”) among the Buyer, Sensient Technologies Corporation, as Servicer, and Wells, as the Purchaser.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Receivables Sale Agreement

Article I
Amounts and Terms

Section 1.1.        Purchase and Contribution of Receivables.

 (a)        Effective as of the Closing Date, Colors hereby contributes, assigns, transfers and otherwise conveys to the Buyer’s capital, without recourse to Colors (except to the extent expressly provided herein), and the Buyer hereby accepts, (i) Colors’ right, title and interest in and to certain of Colors’ Receivables existing as of the close of business on the Initial Cutoff Date and having an aggregate Outstanding Balance greater than or equal to the Required Capital Amount, and (ii) Colors’ right, title and interest in and to Colors’ Receivables arising after the Initial Cutoff Date through and including the Termination Date to the extent necessary to cause the Outstanding Balance of all Receivables contributed under clause (i) or this clause (ii) (collectively, the “Contributed Receivables”) to be equal to or exceed the Required Contributed Amount, together with all Related Security and Collections associated therewith (collectively, the “Contributed Receivables Assets”).  Effective as of the Closing Date, in consideration for the Purchase Price and upon the terms and subject to the conditions set forth herein, each of the Originators hereby sells, assigns, transfers and otherwise conveys to the Buyer, without recourse (except to the extent expressly provided herein), and the Buyer hereby purchases from each Originator, all of such Originators’ right, title and interest in and to all Receivables (other than Contributed Receivables) existing as of the close of business on the Initial Cutoff Date and all Receivables (other than Contributed Receivables) thereafter arising through and including the Termination Date (collectively, the “Purchased Receivables”), together, in each case, with all Related Security relating thereto and all Collections thereof (collectively, the “Purchased Receivables Assets”, together with the Contributed Receivables Assets, the “Receivables Assets”).  In accordance with the preceding two sentences, on the Closing Date, the Buyer shall acquire all of the Originators’ right, title and interest in and to the Receivables Assets.  The Buyer shall be obligated to pay the Purchase Price for each Purchased Receivable in accordance with Section 1.2.

 (b)        It is the intention of the parties hereto that each transfer of Receivables hereunder shall constitute a true sale and/or contribution, which sale and/or contribution, as the case may be, is absolute and irrevocable and provides the Buyer with the full benefits of ownership of the Receivables Assets.  Except for the Purchase Price Credits owed pursuant to Section 1.3, each transfer of Receivables Assets hereunder is made without recourse to any of the Originators for losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy, lack of creditworthiness or other financial or credit condition of the related Obligor resulting in the inability to pay in respect of an Obligor; provided, however, that (i) each Originator shall be liable to the Buyer for all representations, warranties, covenants and indemnities made by it pursuant to the terms of the Transaction Documents to which it is a party, and (ii) such transfer does not constitute and is not intended to result in an assumption by the Buyer or any assignee thereof of any obligation of the Originators or any other Person arising in connection with the Receivables Assets or any other obligations of the Originators.  In view of the intention of the parties hereto that each purchase and contribution shall constitute a true sale and/or true contribution of Receivables Assets, rather than a loan secured thereby, each Originator agrees that it will, on or prior to the Closing Date and in accordance with Section 4.1(e)(ii), either (A) include a notation in its master data processing records relating to the Receivables to indicate that the Sold Receivables and the Contributed Receivables are “SOLD RECEIVABLES,” or (B) mark or program its customer master table so that all reports printed therefrom relating to the Receivables will contain  “SOLD RECEIVABLES”  in the title of such report.

Receivables Sale Agreement

Section 1.2.        Payment for the Purchase.

 (a)        The Purchase Price for each Purchased Receivable shall become owing in full by the Buyer to the applicable Originator or its designee on the date each such Receivable comes into existence and shall be paid not later than the next Payment Date as follows:

  (i)      On the terms and subject to the conditions set forth in this Agreement and the Purchase Agreement, the Buyer shall pay to the Servicer, for the account of the applicable Originators, in immediately available funds, to the extent of Available Cash on such Payment Date, in the following order:

first, the Purchase Price for the Receivables sold by each Originator hereunder; and

second, to reduce the principal amount outstanding under each Originator’s Subordinated Note to a balance not less than zero;

  (ii)     To the extent that any portion of the Purchase Price owing to an Originator remains unpaid, the principal amount outstanding under such Originator’s Subordinated Note shall be automatically increased by an amount equal to the remaining unpaid portion of such Purchase Price, but subject to the limitations set forth in Section 1.2(b); and

  (iii)     To the extent that the Buyer is entitled to any Purchase Price Credit pursuant to Section 1.3 in respect of Purchased Receivables and the amount of such Purchase Price Credit exceeds the Purchase Price that would have been owed by such Buyer to the applicable Originator under clause (i) above without taking such Purchase Price Credit into account for purposes of the calculation of such price, the principal amount outstanding under such Originator’s Subordinated Note shall be automatically decreased (to a balance not less than zero).

 (b)        To the extent that the Buyer does not have sufficient Available Cash to pay in full the Purchase Price for all Receivables purchased on any Payment Date in cash, each Originator agrees to advance a Subordinated Loan in an aggregate principal amount not to exceed the lesser of (A) the unpaid portion of the Purchase Price of all Purchased Receivables sold by such Originator remaining following the payments specified in clause (a)(i) above and (B) the maximum loan (each such loan, a “Subordinated Loan”) that could be borrowed by the Buyer from the applicable Originator without rendering the Buyer’s Net Worth less than the Required Capital Amount.  Each Originator irrevocably agrees to advance each Subordinated Loan requested by the Buyer prior to the Termination Date.  Each Subordinated Loan shall be evidenced by, and shall be payable in accordance with the terms and provisions of a Subordinated Note and shall be payable solely from Available Cash.  Each Originator is hereby authorized by the Buyer to endorse on the schedule attached to its Subordinated Note an appropriate notation evidencing the date and amount of each advance thereunder, as well as the date of each payment with respect thereto, provided that the failure to make such notation shall not affect any obligation of the Buyer thereunder.  The Servicer shall make all appropriate record keeping entries with respect to each Subordinated Note to reflect the increases, payments and reductions made in respect of such Subordinated Note pursuant to Sections 1.2(b) and 1.3, and the Servicer’s books and records shall constitute rebuttable presumptive evidence of the principal amount of, and accrued interest on, each Subordinated Note at any time.  Each Originator hereby irrevocably authorizes the Servicer to mark its Subordinated Note “CANCELED” and to return such Subordinated Note to the Buyer upon the final payment thereof after the occurrence of the Termination Date.

Receivables Sale Agreement

 (c)        Although the Purchase Price for each Receivable purchased after the date hereof shall be due and payable by the Buyer to the applicable Originator on the Payment Date therefor, a precise reconciliation of the Purchase Prices between Buyer and each Originator shall be effected on a Payment Date with respect to all Receivables sold or contributed during the Calculation Period (or portion thereof) most recently ended prior to such Payment Date.  Although such reconciliation shall be effected on Payment Dates, increases or decreases in the principal balance of each Subordinated Note and any contribution of capital by Colors to the Buyer made pursuant to this Agreement shall be deemed to have occurred and shall be effective as of the date that the Purchase Price is due and payable; provided that the interest due and owing on each Subordinated Note on any Payment Date shall continue to be calculated based on the principal amount outstanding as of the prior Payment Date.  On each Payment Date, each Originator shall determine the net increase or the net reduction in the outstanding principal amount of its Subordinated Note and, in the case of Colors, the amount of any capital contributions occurring during the immediately preceding Calculation Period (or portion thereof) and shall account for such net increase or net reduction in its books and records.

Section 1.3.        Purchase Price Credit Adjustments.

If on any day:

(a)        the Outstanding Balance of a Receivable originated by any Originator is:

  (i)       reduced as a result of any defective or rejected or returned goods or services, any cash discount or any adjustment or otherwise by such Originator or any Affiliate thereof, or

  (ii)      reduced or canceled as a result of a setoff in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction), or

  (iii)     reduced on account of the obligation of such Originator or any Affiliate thereof to pay the related Obligor any rebate or refund, or

  (iv)     less than the amount included in the calculations in any Servicer Report, or

(b)        any of the representations and warranties set forth in Section 2.1(l) through and including Section 2.1(p) is not true when made or deemed made with respect to any Receivable,

then, in such event, the Buyer shall be entitled to a credit (each, a “Purchase Price Credit”) against the Purchase Price otherwise payable hereunder equal to (A) in the case of clauses (a)(i)-(iv) above, the amount of such reduction or cancellation or the difference between the actual Outstanding Balance and the amount included in calculating the Net Pool Balance, as applicable; and (B) in the case of clause (b) above, in the amount of the Purchase Price paid for such Receivable less Collections received by the Buyer thereon.  If, on any day prior to the Termination Date, the Purchase Price Credit due from any Originator exceeds the Purchase Price payable to such Originator on such day, the excess amount may be credited against the Purchase Price payable to such Originator on one or more subsequent days; provided, however, that (1) if any portion of a Purchase Price Credit remains unrealized on the Termination Date, it shall be payable by the applicable Originator in cash on the Termination Date; (2) if any of the events described in clauses (a)(iv)-(iv) or (b) above occurs after the Termination Date, the resulting Purchase Price Credit shall be paid in cash on the date of occurrence; (3) no Purchase Price Credit shall include any amount to the extent the same represents losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy, lack of creditworthiness or other financial or credit condition of the related Obligor resulting in the inability to pay in respect of an Obligor; and (4) Purchase Price Credits owing from Colors relating to Contributed Receivables shall be reflected solely as reductions of Colors’ equity in Buyer.

Receivables Sale Agreement

Section 1.4.        Payments and Computations, Etc.

All amounts to be paid or deposited by the Buyer hereunder shall be paid or deposited in accordance with the terms hereof on the day when due in immediately available funds to an account of the Servicer, for the account of the applicable Originators, designated from time to time by the Servicer or as otherwise directed by the Servicer.  The Servicer shall pay funds so received to the applicable Originator entitled thereto, in cash or by way of credit to the appropriate intercompany account.  In the event that any payment owed by any Person hereunder becomes due on a day that is not a Business Day, then such payment shall be made on the next succeeding Business Day.  If any Person fails to pay any amount hereunder when due, such Person agrees to pay, on demand, interest accrued at the Default Rate in respect thereof until paid in full; provided, however, that the Default Rate shall not at any time exceed the maximum rate permitted by applicable law.  All computations of interest payable hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.

Section 1.5.        Transfer of Records.

In connection with any sale or contribution of Receivables hereunder, each Originator hereby contributes, sells, transfers, assigns and otherwise conveys to the Buyer all of its right and title to and interest in the Records relating to the Receivables sold or contributed hereunder, but solely to the extent related to the such Receivables, without the need for any further documentation in connection with such sale or contribution.  In connection with such transfer, each Originator hereby grants to each of the Buyer, the Purchaser and the Servicer an irrevocable, non-exclusive license to use, without royalty or payment of any kind, all software used by such Originator to account for the Receivables, to the extent necessary to administer the Receivables, whether such software is owned by the applicable Originator or is owned by others and used by any Originator under license agreements with respect thereto; provided, however, that so long as the Records maintained in any software the license or sublicense of which hereunder would require the consent of the applicable licensor can be exported to Excel, such software (the “Excluded Software”) shall not be included in the license granted in this Section 1.5(a).  The license granted hereby shall be irrevocable until the payment in full of the Aggregate Unpaids (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted), and shall automatically terminate on the date this Agreement terminates in accordance with its terms.

Section 1.6.        Characterization.

If, notwithstanding the intention of the parties expressed in Section 1.1(b), any transfer by any Originator to the Buyer of Receivables hereunder shall be characterized in any manner other than a true sale or true contribution or such transfer for any reason shall be ineffective or unenforceable, then this Agreement shall be deemed to constitute a security agreement under the applicable UCC and other applicable law.  For this purpose and without being in derogation of the parties’ intention that each transfer shall constitute a true sale or true contribution and absolute assignment thereof, each of the Originators hereby grants to the Buyer a security interest in all of such Originator’s right, title and interest in, to and under the Receivables Assets and all proceeds thereof, whether existing as of the close of business on the Initial Cutoff Date or thereafter arising through and including the Termination Date (collectively, the “Originator Collateral”), to secure the prompt and complete payment of a loan deemed to have been made by the Buyer to each Originator in an amount equal to the aggregate Purchase Price for the Purchased Receivables originated by such Originator (and, in the case of Colors, the Purchase Price that would have been payable for its Contributed Receivables had they not been contributed to the Buyer’s capital), together with all other obligations of such Originator hereunder, which security interest, each of the Originators hereby represents and warrants, is valid, duly perfected and prior to all Adverse Claims.  The Buyer and its assigns shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other applicable law, which rights and remedies shall be cumulative.

Receivables Sale Agreement

Article II
Representations and Warranties

Section 2.1.        Representations and Warranties of Each of the Originators.

Each of the Originators hereby represents and warrants to the Buyer, solely as to itself and its Originator Collateral, on the Closing Date and on each date on which a Receivable of such Originator comes into existence prior to the Termination Date:

(a)        Existence and Power.  Such Originator is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by them makes such licensing or qualification necessary, except where the failure to be so licensed or qualified (a) will not permanently preclude such Originator from maintaining any material action in any such jurisdiction even though such action arose in whole or in part during the period of such failure, and (b) will not result in any other Material Adverse Effect.  Such Originator has all requisite power and authority, limited liability company or otherwise, to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under, the Transaction Documents.

(b)        Authorization of Sales; No Conflict as to Law or Agreements.  The execution, delivery and performance by such Originator  of the Transaction Documents to which it is a party, the sales and, as applicable, contributions of Receivables hereunder, the acceptance of the Subordinated Notes and the consummation of the transactions contemplated in this Agreement and the other Transaction Documents to which such Originator is a party, have been duly authorized by all necessary limited liability company action and do not and will not (i) require any consent or approval of the equityholder(s) of such Originator, or any authorization, consent, approval, order, filing, registration or qualification by or with any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, each of which has been obtained and is in full force and effect except for the filings or notices as may be necessary to perfect the sale to the Buyer pursuant to this Agreement, (ii) violate any provision of any law, rule or regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System and Section 7 of the Exchange Act or any regulation promulgated thereunder) or of any order, writ, injunction or decree presently in effect having applicability to such Originator or of the Organizational Documents of such Originator, (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which Such Originator is a party or by which it or its properties may be bound or affected, or (iv) result in, or require, the creation or imposition of any Lien or other charge or encumbrance of any nature upon or with respect to any of the assets now owned or hereafter acquired by such Originator except, with respect to clauses (i), (ii) and (iv) above, where the failure to so comply with any of the foregoing could not reasonably be expect to have a Material Adverse Effect.

Receivables Sale Agreement

(c)        Legal Agreements.  This Agreement and each of the other Transaction Documents to which either of the Originators is a party constitute the legal, valid and binding obligations of such Originator, enforceable against it in accordance with their respective terms, except to the extent that such enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles.

(d)        Regulation U.  Such Originator is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the Purchase Price paid to such Originator will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

(e)        Investment Company Act.  Such Originator is not required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or any successor statute.

(f)         Solvency.  Such Originator is and, upon the making of each sale or contribution under this Agreement, will be, Solvent.

(g)        Anti-Terrorism; Anti-Money Laundering; Anti-Corruption Laws.  Such Originator is not, nor to its knowledge, is any of its Affiliates (i) an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act of the United States (50 U.S.C. App. §§ 1 et seq.), (ii) in violation of (A) the Trading with the Enemy Act, (B) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V) or any enabling legislation or executive order relating thereto or (C) the Patriot Act (collectively, the “Anti-Terrorism Laws”) or (iii) a Sanctioned Person.  No part of the proceeds of any Cash Investment hereunder will be unlawfully used directly or indirectly to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country, or in any other manner that will result in any violation by any Person (including the Purchaser) of any Anti-Terrorism Laws.  Such Originator has implemented and maintains in effect policies and procedures designed to ensure compliance by such Originator and its directors, officers, employees and agents in all material respects with Anti-Corruption Laws and applicable Sanctions, and such Originator and, to its knowledge, its directors, officers, employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.

(h)        Places of Business and Locations of Records.  Such Originator’s principal place of business, chief executive office and the other locations (if any) where its Records are located are at the addresses listed on Exhibit II or such other locations of which the Buyer (and the Purchaser as its assignee) have been given prior notification in jurisdictions where all action required to maintain the perfection of the Buyer’s and the Purchaser’s interests in the Receivables Assets has been taken and completed.  Such Originator’s Federal Employer Identification Number is correctly set forth on Exhibit II.

Receivables Sale Agreement

(i)         Collections.  Such Originator has directed the Obligors on its Receivables to make payments thereon to a Lock-Box, a Lock-Box Account or a Collection Account that is listed on Exhibit IV to the RPA.  Such Originator has not granted any Person (other than the Buyer, the Servicer and their respective assigns) access to or control of any such Lock-Box, Lock-Box Account or Collection Account, or the right to take dominion and control of any such Lock-Box, Lock-Box Account or Collection Account at a future time or upon the occurrence of a future event.  To the extent that funds other than Collections are deposited into any Collection Account or Lock-Box Account, such Originator or the Servicer can promptly trace and identify which funds constitute Collections.

(j)         Names.  Except as stated on Exhibit II, in the five (5) years prior to the Closing Date, such Originator has not used any legal names, trade names or assumed names other than the name in which it has executed this Agreement.

(k)        Ownership of the Originators. The Performance Guarantor owns, directly or indirectly, 100% of the issued and outstanding membership interests of such Originator, free and clear of any Lien. Such Originator’s membership interests are validly issued and there are no options, warrants or other rights to acquire membership interests of such Originator.

(l)         Good Title. Immediately prior to or contemporaneously with each sale or contribution hereunder, such Originator shall be the legal and beneficial owner of all of its existing Receivables and the Related Security with respect thereto, free and clear of any Lien except as created by the Transaction Documents and except for Permitted Liens.

(m)       Perfection.  Assuming the filing of the financing statements approved by such Originator on the date hereof, this Agreement, together with such financing statements, is effective to create in favor of the Buyer, a valid and perfected Security Interest in the Collateral, free and clear of any Lien except as created by the Transactions Documents and except for Permitted Liens.

(n)        Compliance with Credit and Collection Policy.  Such Originator has complied in all material respects with the Credit and Collection Policy with regard to each Receivable and the related Contract.

(o)        Payments to Applicable Originator. With respect to each Receivable created by such Originator, the Buyer has given reasonably equivalent value to such Originator in consideration therefor and such transfer was not made for or on account of an antecedent debt.  No transfer by any Originator of any Receivable under the Sale Agreement is or may be voidable under any section of the Federal Bankruptcy Reform Code.

(p)        Enforceability of Contracts.  Each Contract with respect to each Receivable is effective to create, and has created, a valid and binding obligation of the related Obligor to pay the Outstanding Balance of such Receivable created thereunder and any accrued interest thereon, enforceable against such Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

Receivables Sale Agreement

Article III
Conditions of Purchase

Section 3.1.        Conditions Precedent to Closing.

The effectiveness of this Agreement is subject to the conditions precedent that (a) the Buyer shall have received on or before the Closing Date those documents listed on Schedule A attached hereto and (b) all of the conditions to the effectiveness of the Purchase Agreement shall have been satisfied or waived in accordance with the terms thereof.

Section 3.2.        Conditions Precedent to Subsequent Payments.

The Buyer’s obligation to pay for any Purchased Receivable or accept the contribution of any Contributed Receivable coming into existence after the Initial Cutoff Date shall be subject to the conditions precedent that:  (a) the Facility Termination Date shall not have occurred under the Purchase Agreement; and (b) on the date such Receivable came into existence, the following statements shall be true (and acceptance of the proceeds of any payment for such Receivable shall be deemed a representation and warranty by each of the Originators that such statements are then true):

(i)          the representations and warranties set forth in Article II are true and correct in all material respects on and as of the date such Receivable came into existence as though made on and as of such date (except to the extent such representations and warranties refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date); and

(ii)         no Termination Event is continuing.

Notwithstanding the foregoing conditions precedent, upon payment of the Purchase Price for any Receivable (whether by payment of cash, through an increase in the amounts outstanding under a Subordinated Note, by offset of amounts owed to the Buyer and/or by offset of capital contributions), title to such Receivable and the other related Receivables Assets shall vest in the Buyer, whether or not the conditions precedent to the Buyer’s obligation to pay for such Receivable were in fact satisfied.  The failure of any of the Originators to satisfy any of the foregoing conditions precedent, however, shall give rise to a right of the Buyer to rescind the related purchase and direct the applicable Originator to pay to the Buyer an amount equal to the Purchase Price payment that shall have been made with respect to any Receivables related thereto.

Article IV
Covenants

Section 4.1.        Affirmative Covenants of Each of the Originators.

Until the date on which this Agreement terminates in accordance with its terms, each of the Originators hereby covenants as set forth below:

(a)         Additional Information.  Such Originator will maintain, for itself and each of its Subsidiaries, proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities, and will furnish or cause to be furnished to the Buyer (or its assigns) promptly, from time to time, such information, documents, records or reports relating to the Receivables originated by such Originator or the condition or operations, financial or otherwise, of such Originator as the Buyer (or its assigns) may from time to time reasonably request in order to protect the interests of the Buyer (and its assigns) under or as contemplated by this Agreement.

Receivables Sale Agreement

(b)          Notices.  Such Originator will furnish to the Buyer (and its assigns) each of the following:

(i)          Copies of Notices under Control Agreements.  Promptly upon its receipt from any Collection Bank under any Control Agreement to which such Originator is a party of (A) any notice of default or (B) any demand for reimbursement which is not covered by available funds in the applicable Collection Accounts, a copy of the same.

(ii)         Adoption of a New Credit and Collection Policy.  In the event such Originator adopts a Credit and Collection Policy which could reasonably be expected to adversely impact the Receivables of such Originator in any material respect, at least ten (10) Business Days prior to the effectiveness of any such adoption, a copy of such Originator’s proposed new Credit and Collection Policy, together with a request for the Buyer’s (and the Purchaser’s, as the Buyer’s assignee) consent thereto (which consent will not be unreasonably withheld or delayed).

(iii)        Termination Events or Unmatured Termination Events.  Promptly upon learning of the occurrence of any Termination Event or Unmatured Termination Event, a statement of a Responsible Officer describing the same and, if applicable, the steps being taken with respect thereto.

(c)          Compliance with Laws.  Such Originator will comply with the requirements of applicable laws and regulations, the non-compliance with which would have a Material Adverse Effect.  In addition, and without limiting the foregoing sentence, each of the Seller Parties will (i) ensure, and cause each of its Subsidiaries (if any) to ensure, that no Person who owns a controlling interest in or otherwise controls such Person is or shall be a Sanctioned Person, (ii) not use or permit the use of the proceeds of any Receivable to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto, and (iii) comply, and cause each Subsidiary to comply, with all Anti-Terrorism Laws.

(d)          Preservation of Existence.  Such Originator will preserve and maintain its limited liability company existence, and all of its rights, privileges and franchises; provided that such Originator may merge with another Originator or may liquidate or dissolve if it is determined in good faith that such liquidation or dissolution is in its best interests and is not materially disadvantageous to the Buyer or its assigns, and such Originator’s assets and property (including revenues) are transferred to another Originator.

(e)          Audits.  Such Originator will, from time to time during regular business hours as requested by the Buyer upon not less than ten (10) days’ written notice and at the sole cost of such Originator, permit the Buyer and the Purchaser, or the Purchaser’s respective agents or representatives:  (i) to examine and make copies of and abstracts from all Records in the possession or under the control of such Person relating to the Receivables and the Related Security, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of such Person during reasonable business hours for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to such Person’s financial condition or the Receivables and the Related Security or any Person’s performance under any of the Transaction Documents or any Person’s performance under the Contracts and, in each case, with any of the officers or employees of Seller or the Servicer having knowledge of such matters (each such visit, a “Review”); provided that, so long as no Amortization Event has occurred and is continuing, only one Review (which Review may apply to both Seller and the Servicer) will be permitted under this Section 4.1(e) in any period beginning on October 3, in each year on and after the Closing Date and ending on each anniversary thereof in the succeeding year.

Receivables Sale Agreement

(f)          Keeping and Marking of Records and Books.

(i)          Each of the Originators will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the immediate identification of each new Receivable and all Collections of and adjustments to each existing Receivable).  Each of the Originators will give the Buyer (or its assigns) notice of any change in the administrative and operating procedures referred to in the previous sentence.

(ii)          Each of the Originators will upon the reasonable request of the Buyer (or its assigns) following the occurrence and during the continuance of a Termination Event hereunder:  (1) mark each Contract with a legend describing the Buyer’s ownership interest in the Receivables and further describing security interest in the Receivables of the Purchaser, or (2) deliver to the Buyer (or its assigns) all Contracts (including, without limitation, all multiple originals of any such Contract) relating to the Receivables that are in any of the Originators’ possession.

(g)         Compliance with Contracts and Credit and Collection Policy.  Such Originator will (i) timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and (ii) not take any action inconsistent in any material respect with the Credit and Collection Policy in regard to any Receivable and the related Contract.

(h)          Separateness.  Such Originator acknowledges that the Purchaser is entering into the transactions contemplated by the Purchase Agreement in reliance upon the Buyer’s identity as a legal entity that is separate from the Performance Guarantor, any of the Originators and any of their Affiliates.  Therefore, from and after the date of execution and delivery of this Agreement, such Originator will not take any action inconsistent with the “separateness covenants” set forth in Section 5.1(n) of the Purchase Agreement.

(i)           Collections.  In the event any payments relating to Receivables Assets are remitted directly to such Originator, it will remit (or will cause all such payments to be remitted) directly to a Collection Bank and deposited into a Collection Account within two (2) Business Days following identification thereof and, at all times prior to such remittance, it will itself hold or, if applicable, will cause such payments to be held for the exclusive benefit of the Buyer and its assigns.  Such Originator will transfer exclusive ownership, dominion and control of each Lock-Box and Collection Account (other than the International Wires Account) into the Buyer’s name and shall not grant the right to take dominion and control of any Lock-Box or Collection Account at a future time or upon the occurrence of a future event to any Person, except to the Buyer (or its assigns) as contemplated by this Agreement and the Purchase Agreement.

Receivables Sale Agreement

(j)           Payment of Taxes and Other Claims.  Such Originator will and will cause each of its Subsidiaries (if any) to pay or discharge, when due, (i) all Taxes, assessments and governmental charges levied or imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, (ii) all federal, state and local Taxes required to be withheld by it, and (iii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon any properties of such Originator or any Subsidiary; provided that neither such Originator nor any Subsidiary shall be required to pay any such tax, assessment, charge or claim (A) whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which such Person has provided adequate reserves in accordance with GAAP or (B) where failure to pay such tax, assessment, charge or claim could not reasonably be expected to result in a liability in excess of $5,000,000.

Section 4.2.          Negative Covenants of the Each of the Originators.

Until the date on which this Agreement terminates in accordance with its terms, each of the Originators hereby covenants that:

(a)          Change in Name, Jurisdiction of Incorporation, Offices and Records.  It will not change (i) its name as it appears in the official public record in the jurisdiction of its incorporation (as contemplated by Section 9-503(a)(1) of the UCC), (ii) its status as a “registered organization” (within the meaning of Article 9 of any applicable enactment of the UCC), (iii) its organizational identification number, if any, issued by its jurisdiction of incorporation, or (iv) its jurisdiction of organization unless it shall have:  (A) given the Buyer (or its assigns) at least ten (10) days’ prior written notice thereof; (B) at least three (3) Business Days prior to such change, delivered to the Buyer (or its assigns) all financing statements, instruments and other documents reasonably requested by the Buyer (or its assigns) in connection with such change or relocation and (C) solely if requested by the Buyer or the Purchaser, as the Buyer’s assignee, caused an opinion of counsel reasonably acceptable to the Buyer and its assigns to be delivered to the Buyer and its assigns that the Buyer’s security interest is perfected and of first priority, such opinion to be in form and substance similar to the related opinion delivered on the Closing Date and otherwise reasonably acceptable to the Buyer and its assigns.

(b)         Change in Payment Instructions to Obligors.  It will not add or terminate any bank as a Collection Bank, or make any change in the instructions to Obligors of Receivables regarding payments to be made to any Lock-Box or Collection Account, unless the Buyer (or its assigns) shall have received, (i) at least twenty (20) days before the proposed Closing Date therefor, written notice of such addition, termination or change, and (ii) with respect to the addition of a Collection Account, an executed Control Agreement with respect to the new Collection Account prior to depositing any Collections therein; provided, however, that it may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing Lock-Box that clears through a Collection Account subject to a Control Agreement or to another existing Collection Account that is subject to a Control Agreement.

(c)          Modifications to Contracts.  Except as otherwise permitted in its capacity as Servicer pursuant to the Purchase Agreement, it will not extend, amend or otherwise modify the payment terms of any Receivable or any Contract related to such Receivable in any material respect other than in accordance with the Credit and Collection Policy.

Receivables Sale Agreement

(d)         Sales, Liens.  Other than the ownership and security interests contemplated by the Transaction Documents, it will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Receivables Asset, or upon or with respect to any Contract under which any Receivable arises, or any Lock-Box or Collection Account, or assign any right to receive income with respect thereto (other than, in each case, the creation of a security interest therein in favor of the Buyer provided for herein), and it will defend the right, title and interest of the Buyer in, to and under any of the foregoing property, against all claims of third parties claiming through or under it.

(e)          Accounting for Purchase.  It will not account for or treat (whether in financial statements or otherwise) the transactions contemplated hereby in any manner other than the sale and/or contribution and absolute assignment of the Receivables and the Related Security by it to the Buyer or in any other respect account for or treat the transactions contemplated hereby in any manner other than as a sale and/or contribution and absolute assignment of the Receivables and the Related Security by it to the Buyer (except to the extent that such transactions are not recognized on account of consolidated financial reporting in accordance with GAAP).

(f)          Use of Proceeds.  Such Originator will not use the proceeds of any sale of Receivables hereunder, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of “purchasing or carrying” any margin stock.  No part of the proceeds of any sale of Receivables hereunder will be unlawfully used directly or indirectly to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country, or in any other manner that will result in any violation by any Person (including the Purchaser) of any Anti-Terrorism Laws.  Such Originator will maintain in effect policies and procedures designed to ensure compliance by such Originator, its Subsidiaries and their respective directors, officers, employees and agents in all material respects with Anti-Corruption Laws and applicable Sanctions, and such Originator, its Subsidiaries and, to their knowledge, their respective directors, officers, employees and agents, will remain in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.

(g)         Deposits to Lock-Boxes and Collection Accounts.  Such Originator will not knowingly deposit or otherwise credit to any Collection Account or Lock-Box any cash or cash proceeds other than Collections.

Article V
Termination Events

Section 5.1.         Termination Events.

The occurrence of any one or more of the following events shall constitute a Termination Event:

(a)          Any of the Originators or the Performance Guarantor shall fail to make any payment or deposit required hereunder when due and such failure shall continue for five (5) Business Days.

Receivables Sale Agreement

(b)          Default in the performance, or breach, of any covenant or agreement on the part of any Originator contained in any of Sections 4.1(b)(iii) and 4.2.

(c)          Default in the performance, or breach, of any covenant or agreement of any of the Originators in this Agreement or any other Transaction Document to which such Originator is a party (excluding any covenant or agreement which is specifically addressed elsewhere in this Section 5.1), and the continuance of such default or breach for a period of thirty (30) days after the earlier to occur of (i) notice from the Buyer (or the Purchaser, as its assignee) of such non-performance or non-observance, or (ii) the date on which a Responsible Officer of such Originator or the Performance Guarantor has knowledge of such non-performance or non-observance.

(d)          Any representation, warranty, certification or statement made or deemed made by any of the Originators or the Performance Guarantor in any Transaction Document to which it is a party or in any other document delivered pursuant thereto shall prove to have been false or misleading in any material respect when made or deemed made; provided that to the extent such false or misleading representation occurs under any of  Section 2.1(l) through and including Section 2.1(p), no Termination Event shall occur under this Section 5.1(d) if a Purchase Price Credit is granted and realized upon or paid in cash as provided in Section 1.3.

(e)          Any Originator shall be adjudicated a bankrupt or insolvent, or admit in writing its inability to pay its debts as they mature, or make an assignment for the benefit of creditors; or any Originator shall apply for or consent to the appointment of any receiver, trustee, or similar officer for it or for all or any substantial part of its property; or such receiver, trustee or similar officer shall be appointed without the application or consent of such Originator, and such appointment shall continue undischarged for a period of 60 days; or any Originator shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against any Originator and shall continue undischarged for 60 days; or any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of the property of any Originator and such judgment, writ, or similar process shall not be released, vacated, stayed or fully bonded within 60 days after its issue or levy.

(f)          A petition shall be filed by any Originator under the United States Bankruptcy Code naming such Originator as debtor; or an involuntary petition shall be filed against any Originator under the Federal Bankruptcy Code, and such petition shall not have been dismissed within 60 days after such filing; or an order for relief shall be entered in any case under the Federal Bankruptcy Code naming any of the Originators as debtor.

(g)         A Change of Control shall occur with respect to any Originator or the Performance Guarantor.

(h)          The rendering against any Originator of a final non-appealable judgment, decree or order for the payment of money if the amount of such judgment, decree or order, together with the amount of all other such judgments, decrees and orders then outstanding, less (in each case) the portion thereof covered by insurance proceeds, is greater than $5,000,000, if such judgment, decree or order remains unsatisfied and in effect for any period of 30 consecutive days without a stay of execution.

Receivables Sale Agreement

Section 5.2.         Remedies

Upon the occurrence and during the continuation of a Termination Event, the Buyer may take any of the following actions:  declare the Termination Date to have occurred, whereupon the Termination Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by each of the Originators; provided, however, that upon the occurrence of an Event of Bankruptcy with respect to any of the Originators or the Performance Guarantor, or of an actual or deemed entry of an order for relief with respect to any of the Originators or the Performance Guarantor, under the Federal Bankruptcy Code, the Termination Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by each of the Originators, and to the fullest extent permitted by applicable Law, the Default Fee shall accrue with respect to any amounts then due and owing by any of the Originators to the Buyer.  The aforementioned rights and remedies shall be without limitation and shall be in addition to all other rights and remedies of the Buyer and its assigns otherwise available under any other provision of this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative.  For the avoidance of doubt, the occurrence of the Termination Date shall result in the termination of sales and contributions of the Receivables Assets under this Agreement, and shall not accelerate or permit the Buyer or the Purchaser to accelerate, the due date for any amount payable under any Receivable or under this Agreement.

Article VI
Indemnification

Section 6.1.         Indemnities by the Each of the Originators.

Without limiting any other rights that the Buyer (or the Purchaser, as its assignee) may have hereunder or under applicable law, each of the Originators hereby agrees to indemnify the Buyer, the Purchaser and each officer, director, employee and agent of the Buyer or the Purchaser (herein individually each called an “Indemnified Party” and collectively called the “Indemnified Parties”) from and against any and all losses, claims, damages, reasonable expenses (including, without limitation, reasonable attorneys’ fees and disbursements) and liabilities (all of the foregoing being herein called the “Indemnified Amounts”) incurred by an Indemnified Party in connection with or arising out of the execution or delivery of any of the Transaction Documents or the making of any sale or contribution hereunder, the performance by the parties to any Transaction Document of their respective obligations thereunder or the use of the proceeds of any Receivable, excluding, however, in each of the foregoing instances:

(A)          Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted solely from the gross negligence or willful misconduct on the part of the applicable Indemnified Party;

(B)          Indemnified Amounts to the extent the same includes losses in respect of Receivables that are uncollectible solely on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; or

(C)          Taxes (other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim);

Receivables Sale Agreement

provided, however, that nothing contained in this Section shall limit the liability of any Originator or limit the recourse of any Indemnified Party to any Originator for amounts otherwise specifically provided to be paid by such Originator under the terms of the Transaction Documents.  Without limiting the generality of the foregoing indemnification, each of the Originators shall indemnify the Indemnified Parties for Indemnified Amounts (including, without limitation, losses in respect of uncollectible Receivables, regardless of whether reimbursement therefor would constitute recourse to Seller) relating to or resulting from:

(i)          any representation or warranty made by such Originator (or any officers of such Originator) under or in connection with this Agreement, any other Transaction Document to which such Originator is a party or any other information or report required to be delivered by any such Person pursuant hereto or thereto, which shall have been false or incorrect in any material respect when made or deemed made;

(ii)         the failure by such Originator to comply with any applicable law, rule or regulation with respect to any Receivable or Contract related thereto, or the nonconformity of any Receivable or Contract included therein with any such applicable law, rule or regulation or any failure of any Originator to keep or perform any of its obligations, express or implied, with respect to any Contract;

(iii)        any failure of such Originator to perform its duties, covenants or other obligations in accordance with the provisions of any Transaction Document to which it is a party;

(iv)        any environmental liability, products liability, personal injury or damage suit, or other similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Contract or any Receivable;

(v)         any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services;

(vi)        the commingling of Collections of Receivables at any time with other funds;

(vii)       any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document, the transactions contemplated hereby, the use of the proceeds of any Receivable, the ownership of the Receivables or any other investigation, litigation or proceeding relating to any Originator in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;

(viii)      any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

(ix)        any Termination Event described in Section 5.1(e) or (f);

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(x)         any failure of the Buyer to acquire and maintain legal and equitable title to, and ownership of any Receivable and the Related Security and Collections with respect thereto from such Originator, free and clear of any Lien (other than as created hereunder); or any failure of Buyer to give reasonably equivalent value to such Originator under this Agreement in consideration of the transfer by it of any Receivable, or any attempt by any Person to void such transfer under statutory provisions or common law or equitable action;

(xi)        any failure to vest and maintain vested in the Buyer (or the Purchaser, as its assignee) a valid and perfected ownership interest or a first priority perfected Security Interest in the Originator Collateral, free and clear of any Lien (except as created by the Transaction Documents);

(xii)       the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Originator Collateral, whether on the date hereof or at any subsequent time, except to the extent such failure or delay is caused by the Buyer (or the Purchaser, as its assignee);

(xiii)      any action or omission by such Originator which reduces or impairs the rights of the Buyer (or the Purchaser, as its assignee) with respect to any Originator Collateral or the value of any Originator Collateral (other than at the direction of the Buyer or the Purchaser and except as contemplated by the Transaction Documents);

(xiv)      any attempt by any Person to void any sale or contribution hereunder or the Security Interest in the Originator Collateral granted hereunder, whether under statutory provision, common law or equitable action;  and

(xv)       the failure of any Receivable included as an Eligible Receivable on any Servicer Report to be an Eligible Receivable at the time so included.

The provisions of this Section 6.1 shall survive termination of this Agreement and the Purchase Agreement.

Section 6.2.        Other Costs and Expenses.

The Originators, jointly and severally, shall pay (a) all reasonable out-of-pocket expenses incurred by the Purchaser (as the Buyer’s assignee) (including the reasonable fees, charges and disbursements of counsel for the Purchaser, in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Transaction Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (b) all out‑of‑pocket expenses incurred by the Purchaser (as the Buyer’s assignee) (including the fees, charges and disbursements of outside counsel to the Purchaser) in connection with the enforcement or protection of its rights in connection with this Agreement and the other Transaction Documents to which any Originator is a party, including its rights under this Section.

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Article VII
Miscellaneous

Section 7.1.        Waivers and Amendments.

(a)          No failure or delay on the part of the Buyer (or its assigns) in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy.  The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by Law.  Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

(b)          No provision of this Agreement or any Subordinated Note may be amended, supplemented, modified or waived except in writing signed by each applicable Originator and the Purchaser (as the Buyer’s assignee).

Section 7.2.         Notices.

The provisions of Section 11.2 of the Purchase Agreement shall apply to all notices to be given under this Agreement.  All communications and notices provided for hereunder shall be given to the parties hereto at the following addresses or facsimile numbers:

If to SNI:	Sensient Natural Ingredients LLC
151 South Walnut Street
Turlock, CA 95381-1524
Attention: Kim Chase
Phone: 414-347-3972
Fax: 414-347-3785
Email: kim.chase@sensient.com

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If to Colors:	Sensient Colors LLC
2515 N. Jefferson Avenue
St. Louis, MO, 63106-1903
Attention: Kim Chase
Phone: 414-347-3972
Fax: 414-347-3785
Email: kim.chase@sensient.com

If to Buyer:	Sensient Receivables LLC
777 E. Wisconsin Avenue, Suite 1100
Milwaukee, WI 53202
Attention: Kim Chase
Phone: 414-347-3972
Fax: 414-347-3785
Email: kim.chase@sensient.com

With a copy to:

Wells Fargo Bank, National Association
1100 Abernathy Rd., NE
16th Floor, Suite 1600
Atlanta, GA 30328-5657
Attn: Eero Maki

Email: WFCFReceivablesSecuritizationAtlanta@wellsfargo.com; eero.maki@wellsfargo.com
Phone: (770) 508-2167
Fax: (866) 972-3558

Section 7.3.        Protection of Ownership Interests of the Buyer.

(a)          From time to time, at its expense, each of the Originators will take all necessary action to establish and maintain, irrevocably in the Buyer:  (i) legal and equitable title to the Receivables and the Collections and (ii) all of such Originator’s right, title and interest in the Related Security associated with the Receivables, in each case, free and clear of any Adverse Claims other than Adverse Claims in favor of the Buyer (and its assigns) and Permitted Liens.

(b)          At any time following the occurrence and during the continuance of a Termination Event hereunder, the Buyer (or its assigns) may, at the applicable Originator’s sole cost and expense, direct any Originator to notify the Obligors of Receivables of the ownership interest of the Buyer under this Agreement.

Receivables Sale Agreement

(c)          If, following the occurrence and during the continuance of a Termination Event hereunder, any of the Originators fails to perform any of its obligations hereunder, the Buyer (or its assigns) may (but shall not be required to) perform, or cause performance of, such obligations, and the Buyer’s (or such assigns’) costs and expenses incurred in connection therewith shall be payable by the Originators as provided in Section 6.2.  Each of the Originators irrevocably authorizes the Buyer (and its assigns) at any time and from time to time in the sole discretion of the Buyer (or its assigns), and appoints the Buyer (and its assigns) as its attorney(ies)-in-fact, to act on behalf of such Originator to file on behalf of such Originator, as debtor, all financing statements, continuation statements and amendments thereto or assignments thereof, and execute such other instruments or notices, as may be reasonably necessary or desirable in the Buyer’s (or its assigns’) sole discretion to perfect and to maintain the perfection and priority of the interest of the Buyer in the Originator Collateral.  This appointment is coupled with an interest and is irrevocable.

(d)          (i) Each of the Originators acknowledges and agrees that it is not authorized to, and will not, file financing statements or other filing or recording documents with respect to the Receivables Assets (including any amendments thereto, or continuation or termination statements thereof), without the express prior written approval by the Purchaser (as the Buyer’s assignee), consenting to the form and substance of such filing or recording document, and (ii) each of the Originators hereby approves, authorizes and ratifies any filings or recordings made by or on behalf of the Purchaser (as the Buyer’s assign) in connection with the perfection of the ownership or security interests in favor of the Buyer or the Purchaser (as the Buyer’s assignee).

Section 7.4.        Confidentiality.

The parties agree to be bound by the provisions of Section 11.5 of the Purchase Agreement with the same force and effect as if fully set forth herein.

Section 7.5.        CHOICE OF LAW.

 THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL APPLY HERETO) EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE BUYER’S SECURITY INTEREST IN THE COLLATERAL OR REMEDIES HEREUNDER IN RESPECT THEREOF ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

Section 7.6.        CONSENT TO JURISDICTION.

EACH OF THE PARTIES HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH PERSON PURSUANT TO THIS AGREEMENT, AND EACH OF THE PARTIES HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.  NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE PURCHASER TO BRING PROCEEDINGS AGAINST ANY ORIGINATOR IN THE COURTS OF ANY OTHER JURISDICTION.  ANY JUDICIAL PROCEEDING BY ANY ORIGINATOR AGAINST THE PURCHASER OR ANY AFFILIATE THEREOF INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH SELLER PARTY PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN THE BOROUGH OF MANHATTAN, NEW YORK.

Receivables Sale Agreement

Section 7.7.        WAIVER OF JURY TRIAL.

EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY ANY ORIGINATOR PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

Section 7.8.        Integration; Binding Effect; Survival of Terms.

(a)          This Agreement and each other Transaction Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

(b)          This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy).

(c)          This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the rights and remedies with respect to (i) any breach of any representation and warranty made by any Originator pursuant to Article II, (ii) the indemnification and payment provisions of Article VI, and Sections 7.4 through and including 7.10 shall be continuing and shall survive any termination of this Agreement.

Section 7.9.        Counterparts; Severability; Section References.

 This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement.  To the fullest extent permitted by applicable law, delivery of an executed counterpart of a signature page of this Agreement by telefacsimile or electronic image scan transmission (such as a “pdf” file) will be effective to the same extent as delivery of a manually executed original counterpart of this Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  Unless otherwise expressly indicated, all references herein to “Article,” “Section,” “Schedule” or “Exhibit” shall mean articles and sections of, and schedules and exhibits to, this Agreement.

Section 7.10.      Bankruptcy Petition.

Each of the Originators covenants and agrees that, prior to the date that is two years and one day after the payment in full of all outstanding obligations of the Buyer under the Purchase Agreement, it will not institute against, or join any other Person in instituting against, the Buyer, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

Receivables Sale Agreement

Section 7.11.      Patriot Act.

The Purchaser (as the Buyer’s assignee) hereby notifies each of the Originators that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Originators and their respective Subsidiaries, which information includes the name and address of the Originators and their respective Subsidiaries and other information that will allow the Purchaser to identify such parties in accordance with the Patriot Act.

Section 7.12.      Amounts to be paid by Buyer.

Notwithstanding anything in this Agreement to the contrary, the Buyer shall not have any obligation to pay any amount required to be paid by it hereunder in excess of any amount available to it after paying or making provision for the payment of its obligations under the Purchase Agreement.  All payment obligations of the Buyer hereunder are contingent on the availability of funds in excess of the amounts necessary to pay its obligations under the Purchase Agreement.

<Signature pages follow>

Receivables Sale Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

SENSIENT NATURAL INGREDIENTS LLC,
as an Originator

By:	/s/ Bradley M Conners
Name:	Bradley M Conners
Title:	Assistant Secretary

Receivables Sale Agreement

SENSIENT COLORS LLC,
as an Originator

By:	/s/ Jeffrey T Makal
Name:	Jeffrey T Makal
Title:	Assistant Secretary

Receivables Sale Agreement

SENSIENT RECEIVABLES LLC, as the Buyer

By:	/s/ Kim Chase
Name:	Kim Chase
Title:	President

Receivables Sale Agreement

Exhibit I

Definitions

This is Exhibit I to the Agreement (as hereinafter defined).  As used in the Agreement and the Exhibits and Schedules thereto, capitalized terms have the meanings set forth in this Exhibit I (such meanings to be equally applicable to the singular and plural forms thereof).  If a capitalized term is used in the Agreement, or any Exhibit or Schedule thereto, and is not otherwise defined therein or in this Exhibit I, such term shall have the meaning assigned thereto in the Purchase Agreement (hereinafter defined).

“Agreement” has the meaning specified in the preamble.

“Available Cash” means, on any date of determination, cash available to the Buyer from any source that is not required to be paid to or set aside for the benefit of the Purchaser on such date under the Purchase Agreement.

“Buyer” has the meaning specified in the preamble.

“Colors” has the meaning specified in the preamble.

“Contributed Receivables” has the meaning specified in Section 1.1(a).

“Contributed Receivables Assets” has the meaning specified in Section 1.1(a).

“Contributed Value” means the Outstanding Balance of a Contributed Receivable.

“Default Rate” means a per annum rate of interest equal to the Discount Rate computed with the Applicable Margin that applies from and after the occurrence and during the continuance of an Amortization Event (under and as defined in the Purchase Agreement).

“Discount Factor” means a percentage calculated to provide the Buyer with a reasonable return on its investment in the Receivables after taking account of (i) the time value of money based upon the anticipated dates of collection of the Receivables and the cost to the Buyer of financing its investment in the Receivables during such period and (ii) the risk of nonpayment by the Obligors.  Each of the Originators and the Buyer may agree from time to time and at any time to change the Discount Factor based on changes in one or more of the items affecting the calculation thereof, provided that any change to the Discount Factor shall take effect as of the commencement of a Calculation Period, shall apply only prospectively and shall not affect the Purchase Price payment made prior to the Calculation Period during which each of the Originators and the Buyer agree to make such change.  As of the date of this Agreement, the Discount Factor is 1.5% for SNI and 1.55% for Colors.

“Initial Cutoff Date” means August 31, 2016.

“Law” means any international, foreign, Federal, state and local statute, treaty, rule, guideline, regulation, ordinance, code and administrative or judicial precedent or authority, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and any applicable administrative order, directed duty, request, license, authorization or permit of, or agreement with, any Governmental Authority, in each case whether or not having the force of law.

Receivables Sale Agreement

 “Net Worth” means, as of the last Business Day of each Calculation Period preceding any date of determination, the excess, if any, of (i) the aggregate Outstanding Balance of the Receivables at such time, over (ii) the sum of (A) the Aggregate Capital outstanding at such time, plus (B) the aggregate outstanding principal balance of the Subordinated Loans (including any Subordinated Loan proposed to be made on the date of determination).

“Original Balance” means, with respect to any Receivable coming into existence after the date hereof, the Outstanding Balance of such Receivable on the date it was created.

“Originator(s)” has the meaning specified in the preamble.

“Originator Collateral” has the meaning specified in Section 1.6.

“Purchase Agreement” has the meaning specified in the Preliminary Statements.

“Purchase Price” means, with respect to any sale of Purchased Receivables by an Originator hereunder, the aggregate price to be paid by the Buyer to the applicable Originator in accordance with Section 1.2 for the Purchased Receivables Assets being sold to the Buyer, which price shall equal on any date (i) the product of (A) the Outstanding Balance of the Purchased Receivables on such date, multiplied by (B) one minus the Discount Factor in effect on such date, minus (ii) any Purchase Price Credits to be credited against the Purchase Price otherwise payable in accordance with Section 1.2.

“Purchase Price Credit” has the meaning specified in Section 1.3.

“Purchased Receivables” has the meaning specified in Section 1.1(a).

“Purchased Receivables Assets” has the meaning specified in the Preliminary Statements.

“Purchaser” has the meaning specified in the Preliminary Statements.

“Receivables Assets” has the meaning specified in the Preliminary Statements.

“Related Parties” means, with respect to any Indemnified Party, (i) any Subsidiary of such Indemnified Party, (ii) the respective directors, officers, or employees of such Indemnified Party or any of its Subsidiaries, and (iii) the respective agents, advisors or other representatives of such Indemnified Party or any of its Subsidiaries, in the case of this clause (iii), acting on behalf of or at the instructions of such Indemnified Party or such Subsidiary.

“Required Capital Amount” means, as of any date of determination, an amount equal to the product of (a) 1.5 times the product of the highest three-month rolling average Default Ratio during the 12 Calculation Periods ending on the immediately preceding Cut-Off Date times the Default Horizon Ratio as of the immediately preceding Cut-Off Date, each as determined from the most recent Servicer Report received from the Servicer under the Purchase Agreement, and (b) the Outstanding Balance of all Receivables as of such date, as determined from the most recent Servicer Report received from the Servicer under the Purchase Agreement.

Receivables Sale Agreement

“Required Contributed Amount” means, as of any date of determination, the amount, if any, by which the Purchase Price for all Receivables to be acquired on such date exceeds the sum of (a) the funds available to the Buyer under the Purchase Agreement on such date, and (b) the amount available to be borrowed by the Buyer as Subordinated Loans hereunder on such date.

“SNI” has the meaning specified in the preamble.

“Subordinated Loan” has the meaning specified in Section 1.2(b).

“Subordinated Note” means any promissory note in substantially the form of Exhibit III as more fully described in Section 1.2. as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Termination Date” means the earliest to occur of (i) the Facility Termination Date (as defined in the Purchase Agreement), (ii) the Business Day immediately prior to the occurrence of an Event of Bankruptcy with respect to any of the Originators or the Performance Guarantor, (iii) the Business Day specified in a written notice from the Purchaser as the Buyer’s assignee to any Originator following the occurrence of any other Termination Event, and (iv) the date which is 10 Business Days after the Buyer’s receipt of written notice from the Originators that it wishes to terminate the facility evidenced by this Agreement.

“Termination Event” has the meaning specified in Section 5.1.

“Unmatured Termination Event” means an event which, with the passage of time or the giving of notice, or both, could constitute a Termination Event.

“Wells” has the meaning specified in the Preliminary Statements.

All accounting terms not specifically defined herein shall be construed in accordance with GAAP.  All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

Receivables Sale Agreement

Exhibit II

Jurisdiction of Organization; Principal Place of Business; Chief Executive Office; Other Location(s) of Records; Federal Employer Identification Number; Other Names

Company	FEIN	Jurisdiction of Organization	Principal Place of Business	Chief Executive Office and Locations of Records	Other/Prior Legal and Trade Names (During the 5 years prior to the Closing Date)
Sensient Natural Ingredients LLC	39-1743378	Delaware	151 S. Walnut Street Turlock, CA 95381-1524	151 S. Walnut Street Turlock, CA 95381-1524	Sensient Dehydrated Flavors LLC until April 11, 2013
Sensient Colors LLC	13-5185700	Delaware	2515 N. Jefferson Ave. St. Louis, MO, 63106-1903	2515 N. Jefferson Ave. St. Louis, MO, 63106-1903	n/a

Receivables Sale Agreement

Exhibit III

Form of Subordinated Note

SUBORDINATED NOTE
October 3, 2016

1.           Note.  FOR VALUE RECEIVED, the undersigned, Sensient Receivables LLC, a Delaware limited liability company (the “Buyer”), hereby unconditionally promises to pay to ________________________________ (the “Originator”), in lawful money of the United States of America and in immediately available funds, the aggregate unpaid principal sum outstanding of all “Subordinated Loans” made from time to time by the Originator to the Buyer pursuant to and in accordance with the terms of that certain Receivables Sale Agreement, dated as of October 3, 2016, between the Originator and certain of its affiliates, as sellers, and the Buyer (as amended, restated, supplemented or otherwise modified from time to time, the “Sale Agreement”).  Reference to Section 1.2 of the Sale Agreement is hereby made for a statement of the terms and conditions under which the loans evidenced hereby have been and will be made.  All terms which are capitalized and used herein and which are not otherwise specifically defined herein shall have the meanings ascribed to such terms in the Sale Agreement.

2.           Interest.  The Buyer further promises to pay interest on the outstanding unpaid principal amount hereof from the date hereof until payment in full hereof at a rate equal to the Discount Rate (as defined in the Purchase Agreement), computed for actual days elapsed on the basis of a year consisting of 360 days, on each Payment Date hereafter on which no Amortization Event or Potential Amortization Event (each, as defined in the Purchase Agreement) exists and is continuing, to the extent of the Buyer’s Available Cash (it being understood and agreed that any amount of interest which the Buyer is precluded from paying due to the existence and continuance of an Amortization Event or Potential Amortization Event or the lack of sufficient Available Cash shall become due and payable on the next Payment  Date on which no such condition persists); provided, however, that if the Buyer shall default in the payment of any principal hereof, the Buyer promises to pay, on demand, interest at the rate equal to the Default Rate per annum on any such unpaid amounts, from the date such payment is due to the date of actual payment; and provided further, that the Buyer may elect on the date any interest payment is due hereunder to defer such payment and upon such election the amount of interest due but unpaid on such date shall constitute principal under this Subordinated Note.  The outstanding unpaid interest of any loan made under this Subordinated Note shall be due and payable on Termination Date and may be paid with the prepayment of principal at any time without premium or penalty.

3.          Principal Payments.  On each Payment Date hereafter on which no Amortization Event or Potential Amortization Event (each, as defined in the Purchase Agreement) exists and is continuing, the Buyer shall pay to the Originator the outstanding principal balance of this Subordinated Note to the extent of the Buyer’s Available Cash (it being understood and agreed that any amount of principal which the Buyer is precluded from paying due to the existence and continuance of an Amortization Event or Potential Amortization Event or the lack of sufficient Available Cash shall become due and payable on the next Payment Date on which no such condition persists).  The Originator is authorized and directed by the Buyer to enter on the grid attached hereto, or, at its option, in its books and records, the date and amount of each loan made by it which is evidenced by this Subordinated Note and the amount of each payment of principal made by the Buyer, and absent manifest error, such entries shall constitute prima facie evidence of the accuracy of the information so entered; provided that neither the failure of the Originator to make any such entry or any error therein shall expand, limit or affect the obligations of the Buyer hereunder. The outstanding principal of any loan made under this Subordinated Note shall be due and payable on the Termination Date and may be repaid or prepaid at any time without premium or penalty.

Receivables Sale Agreement

4.           Subordination.  The Originator shall have the right to receive, and the Buyer shall make, any and all payments and prepayments relating to the loans made under this Subordinated Note, provided that, after giving effect to any such payment or prepayment, the aggregate Outstanding Balance of Receivables (as each such term is defined in the Purchase Agreement) owned by the Buyer at such time exceeds the sum of (i) the Aggregate Unpaids (as defined in the Purchase Agreement) outstanding at such time under the Purchase Agreement, plus (ii) the aggregate outstanding principal balance of all loans made under this Subordinated Note.  The Originator hereby agrees that at any time during which the conditions set forth in the proviso of the immediately preceding sentence shall not be satisfied, the Originator shall be subordinate in right of payment to the prior payment of any indebtedness or obligation of the Buyer owing to the Purchaser under that certain Receivables Purchase Agreement, dated as of October 3, 2016 by and among the Buyer, Sensient Technologies Corporation, as initial Servicer, and Wells Fargo Bank, National Association, as the “Purchaser” (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”).  The subordination provisions contained herein are for the direct benefit of, and may be enforced by, the Purchaser and/or any of its permitted assignees (collectively, the “Senior Claimants”) under the Purchase Agreement.  Until the date on which the “Aggregate Capital” outstanding under the Purchase Agreement has been repaid in full and all other obligations of the Buyer and/or the Servicer thereunder and under the “Fee Letter” referenced therein (all such obligations, collectively, the “Senior Claim”) have been indefeasibly paid and satisfied in full, by its acceptance hereof, the Originator shall be deemed to have agreed not institute against the Buyer any proceeding of the type described in the definition of “Event of Bankruptcy” in the Sale Agreement unless and until the Termination Date has occurred.  Should any payment, distribution or security or proceeds thereof be received by the Originator in violation of this Section 4, such payment shall be segregated, received and held in trust for the benefit of, and deemed to be the property of, and shall be immediately paid over and delivered to the Purchaser for the benefit of the Senior Claimants.

5.           Bankruptcy; Insolvency.  Upon the occurrence of any Event of Bankruptcy involving the Buyer as debtor, then and in any such event the Senior Claimants shall receive payment in full of all amounts due or to become due on or in respect of the Aggregate Capital and the Senior Claim (including “Discount” as defined and as accruing under the Purchase Agreement after the commencement of any such proceeding, whether or not any or all of such Discount is an allowable claim in any such proceeding) before the Originator is entitled to receive payment on account of this Subordinated Note, and to that end, any payment or distribution of assets of the Buyer of any kind or character, whether in cash, securities or other property, in any applicable insolvency proceeding, which would otherwise be payable to or deliverable upon or with respect to any or all indebtedness under this Subordinated Note, is hereby assigned to and shall be paid or delivered by the Person making such payment or delivery (whether a trustee in bankruptcy, a receiver, custodian or liquidating trustee or otherwise) directly to the Purchaser for application to, or as collateral for the payment of, the Senior Claim until such Senior Claim shall have been paid in full and satisfied.

Receivables Sale Agreement

6.           Amendments.  This Subordinated Note shall not be amended or modified except in accordance with Section 7.1 of the Sale Agreement.  The terms of this Subordinated Note may not be amended or otherwise modified without the prior written consent of the Purchaser.

7.           GOVERNING LAW.  THIS SUBORDINATED NOTE HAS BEEN MADE AND DELIVERED AT NEW YORK, NEW YORK, AND SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS AND DECISIONS OF THE STATE OF NEW YORK.  WHEREVER POSSIBLE EACH PROVISION OF THIS SUBORDINATED NOTE SHALL BE INTERPRETED IN SUCH MANNER AS TO BE EFFECTIVE AND VALID UNDER APPLICABLE LAW, BUT IF ANY PROVISION OF THIS SUBORDINATED NOTE SHALL BE PROHIBITED BY OR INVALID UNDER APPLICABLE LAW, SUCH PROVISION SHALL BE INEFFECTIVE TO THE EXTENT OF SUCH PROHIBITION OR INVALIDITY, WITHOUT INVALIDATING THE REMAINDER OF SUCH PROVISION OR THE REMAINING PROVISIONS OF THIS SUBORDINATED NOTE.

8.           Waivers.  All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.  The Originator additionally expressly waives all notice of the acceptance by any Senior Claimant of the subordination and other provisions of this Subordinated Note and expressly waives reliance by any Senior Claimant upon the subordination and other provisions herein provided.

9.           Non-petition.  In accepting this Subordinated Note, the Originator shall be deemed to have agreed, on behalf of itself and its successors, pledgees and assigns, that, prior to the date that is one year and one day after the payment in full of all outstanding obligations of the Buyer under the Purchase Agreement, it will not institute against, or join any other Person in instituting against, the Buyer, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

SENSIENT RECEIVABLES LLC

By:
Name:
Title:

Receivables Sale Agreement

Schedule
to
Subordinated Note

SUBORDINATED LOANS AND PAYMENTS OF PRINCIPAL

Date	Amount of Subordinated Loan	Amount of Principal Paid	Unpaid Principal Balance	Notation made by (initials)

Receivables Sale Agreement

Schedule A

Documents to be Delivered to Buyer
on or Prior to the Closing Date

SENSIENT TECHNOLOGIES CORPORATION

- - -
CLOSING CHECKLIST
- - -

TRADE RECEIVABLES SECURITIZATION

Date of Closing:  October 3, 2016

PARTIES

“Purchaser”	Wells Fargo Bank, National Association, a national banking association (“Wells”).
“Performance Guarantor”	Sensient Technologies Corporation, a Wisconsin corporation (“STC”)
“Originators”	Sensient Natural Ingredients LLC, a Delaware limited liability company, and Sensient Colors LLC, a Delaware limited liability company
“Servicer”	STC
“SPE”	Sensient Receivables LLC, a Delaware limited liability company
“B&T”	Barnes & Thornburg LLP, US counsel to the Purchaser
“Company Counsel”	Allen & Overy LLP (“A&O”), counsel to the Performance Guarantor, the Originators, the Servicer and the Seller.

Receivables Sale Agreement

DOCUMENT
1.	Receivables Sale Agreement (“RSA”)
	(i)	Exhibit I: Definitions
	(ii)	Exhibit II: The Originators’ Principal Place of Business; Locations of Records; Federal Employer Identification Number; Other Names
	(iii)	Exhibit III: Form of Subordinated Note
2.	Receivables Purchase Agreement (“RPA”)
	(i)	Exhibit I: Definitions
	(ii)	Exhibit II-A: Form of Cash Investment Notice Exhibit II-B: Form of Reduction Notice
	(iii)	Exhibit III: SPE’s Chief Executive Office, Federal Taxpayer ID Number
	(iv)	Exhibit IV: Collections Accounts; Lock-Boxes; Lock-Box Accounts
	(v)	Exhibit V: Credit and Collection Policy
	(vi)	Exhibit VI: Form of Servicer Report
	(vii)	Exhibit VII: Form of Performance Undertaking
	(viii)	Schedule A: Closing Documents
	(ix)	Schedule B: Approved Foreign Jurisdictions

Receivables Sale Agreement

DOCUMENT
3.	Performance Undertaking executed by the Performance Guarantor in favor of the SPE (and assigned to the Purchaser under the RPA)
4.	[Reserved]
5.	Subordinated Note by SPE in favor of each of the Originators
6.	Servicer Report for Month Ended August 31, 2016
7.	Cash Investment Notice
8.	Most Recent Compliance Certificate delivered under the Senior Credit Agreement, together with a cover letter authorizing the Purchaser to rely upon it
9.	[Assistant] Secretary’s Certificate of SPE, Performance Guarantor and each Originator
Exhibit A – Certificate of incorporation/formation
Exhibit B – Good Standing Certificate(s)
Exhibit C – LLC Agreement/By-laws/Management Agreement
Exhibit D – Resolutions
Exhibit E – Incumbency and Signatures
10.	Pre-filing UCC/Judgment/Tax Lien Search Reports for Originators
11.	UCC-1 Financing Statement naming each Originator as Debtor/Seller, SPE as original Secured Party/Purchaser and Purchaser as total assignee
12.	“All assets” UCC-1 Financing Statement naming SPE as Debtor/Seller and Purchaser as Secured Party/Purchaser

Receivables Sale Agreement

DOCUMENT
13.	Agreement to retain SPE’s Independent Director/Manager (and résumé of proposed Independent Director/Manager)
14.	Fee Letter
15.	Opinion of in-house counsel
16.	“Corporate” and enforceability opinion covering Performance Guarantor, Servicer, Originators and SPE
17.	Security interest opinion
18.	“True sale/contribution” and “substantive non-consolidation” opinion(s)
19.	Back-up Officer’s Certificates for Legal Opinions

Receivables Sale Agreement